Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:

Media: Pattie Kushner — 336-436-8263

Media@LabCorp.com

Investors: Clarissa Willett — 336-436-5076

Investor@LabCorp.com

LABCORP APPOINTS SENIOR FINANCE EXECUTIVE JEFFREY A. DAVIS

TO ITS BOARD OF DIRECTORS

Current CFO of Qurate Retail Group and Former CFO of J. C. Penney

Brings More Than 30 Years of Finance Experience Across Multiple Industries

BURLINGTON, N.C., Nov. 26, 2019 — LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, today announced that it has appointed senior finance executive Jeffrey A. Davis, current CFO of Qurate Retail Group and former CFO of J. C. Penney Company Inc., to its board of directors effective Dec. 1. He will also serve on the board’s audit committee and quality and compliance committee.

“With more than 30 years of finance experience, including senior roles at some of the world’s most recognizable companies, Jeff brings a wealth of experience across a highly relevant range of industries, from healthcare to digital to retail,” said David P. King, executive chairman of LabCorp. “He will be an excellent addition to our board of directors and we are delighted that he has agreed to help guide LabCorp on our continuing journey of growth and transformation.”

In addition to his current role as executive vice president and CFO of Qurate Retail Group and former role as executive vice president and CFO of J. C. Penney Company Inc., Davis has served in CFO roles at Darden Restaurants Inc. and Walmart U.S., among others.

“For more than 50 years, LabCorp has been improving health and improving lives,” said Davis. “I am honored to join the board as we set the stage for the company’s next 50 years of success. I look forward to working with my fellow board members, Adam Schechter as the new CEO, and LabCorp’s stellar leadership team.”

Davis’ appointment fills the vacancy created when Robert E. Mittelstaedt Jr. retired from the board at the conclusion of his term on May 9.

Davis previously has served on the board of Massmart Holdings Limited, a South African multi-brand mass discount retailer that is publicly traded on the Johannesburg Stock Exchange (JSE); the board of trustees for the National Urban League; the board of visitors for the Joseph M. Katz Graduate School of Business at the University of Pittsburgh; the business school board of visitors for Wake Forest University; the board of directors for the Washington Regional Medical Foundation; and the board of trustees for the Collegiate School.

He has received numerous awards, including the Distinguished Alumnus Award from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh, and the National Achievement in Industry Award from the National Association of Black Accountants Inc. He has also been named among the 100 Most Powerful Executives in Corporate America by Black Enterprise magazine, and among the 100 Most Influential Blacks in Corporate America by Savoy magazine.

Davis holds a bachelor’s degree in accounting from the Pennsylvania State University and a master’s degree in business administration from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.

About LabCorp

LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenue of more than $11 billion in 2018. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements with respect to the Company’s leadership, future operations and opportunities. Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the Company’s control, including without limitation, the performance of employees and executives, the willingness of employees and executives to remain employed, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, the effect of public opinion on the Company’s reputation, adverse results in material litigation matters, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failure in information technology, systems or data security, adverse weather conditions, and employee relations. These factors, in some cases, have affected and in the future (together with other factors) could affect the Company’s ability to implement the Company’s business strategy and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the Company’s other filings with the SEC.

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